EXHIBIT 10.1
                                                                    ------------

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement is made as of October 22, 2007, by and between Birmingham Utilities, Inc., a Connecticut corporation (the "Company"), and John Tomac ("Executive").

     WHEREAS, the Company and Executive entered into an Employment Agreement (the "Agreement") as of October 1, 1998; and

     WHEREAS, the Company and Executive desire to amend the Agreement to conform with the requirements of Code Section 409A as set forth in this Amendment; and

     WHEREAS, BIW Limited, the parent corporation of the Company, has entered into a series of agreements dated as of June 29, 2007, with various unrelated buyers resulting from bona fide arms-length negations, to sell the Company and its affiliates (the "Sale of the Company and its Affiliates").

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Agreement is hereby amended as follows:

     (1) Effective as of January 1, 2005, Section 4(c) of the Agreement is hereby deleted in its entirety, and the following substituted therefor:

          (c) Termination upon Breach by Company. This Agreement may be terminated by Executive at his option in the event of a breach hereof by the Company. In the event of such termination, and provided that Executive has a Separation from Service as defined in Treas. Reg. ss.1.409A-1(h), Executive shall continue to receive his Base Salary (as defined in 3(a), above), for the balance of the Employment Period. Payment of such amount shall be made monthly in accordance with usual payroll practices of the Company, provided that no payment shall be made prior to the first day of the seventh (7th) month following such Separation from Service, at which time such amounts that would otherwise have been paid during such six month delay shall be paid in a single lump sum.

     (2) Effective as of January 1, 2005, Section 4(e) of the Agreement is hereby amended by adding the following at the end thereof:

          Notwithstanding the foregoing, (i) no severance payment shall be made under this Section 4(e) unless the termination of employment constitutes a Separation from Service as defined in Treas. Reg. ss.1.409A-1(h); and (ii) the severance payment shall be made in a single lump sum as of the first day of the seventh (7th) month following the Separation from Service.

     (3) Effective as of January 1, 2005, Section 4(f) of the Agreement is hereby amended by striking the last sentence and adding the following at the end thereof:

          "Disability" shall mean Disability as defined in Code ss.409A and the regulations thereunder.
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     (4)  Effective as of January 1, 2005, Section 4(g) of the Agreement is
          hereby deleted in its entirety and the following substituted therefor:

          (g) Payment Upon Termination In Connection with a Change of Control.

               (i) Notwithstanding any other provision hereof, should a Change of Control of the Company (as such term is defined below) occur during his term of employment, Executive may, upon such Change of Control, elect to terminate this Agreement and Separate from Service (as defined in Treas. Reg. ss.1.409A-1(h)). Upon such Separation from Service, Executive shall be vested in, and entitled to receive, a lump sum cash payment (the "Change of Control Payment") equal to two (2) times the greater of the following: (A) Executive's compensation (the "Compensation") from the Company for services rendered for the last full fiscal year immediately preceding the Change of Control; or (B) Executive's average annual Compensation with respect to the two (2) most recent fiscal years ending before such Change of Control. Compensation as described above shall include all Base Salary, bonus and other cash incentive payments to Executive for services rendered for the time period in question.

               (ii) Payment of the Change of Control Payment shall be made in a single lump sum as of the first day of the seventh (7th) month following the Separation from Service, and shall not be reduced by any compensation which Executive may receive from employment with another employer.

               (iii) For purposes of this Agreement, a "Change of Control" shall mean any of the following events, provided, however, that vesting and payment of the benefit described in Section 4(g)(i) shall only be made if the occurrence of such event also constitutes a "Change in Ownership" or "Change of Effective Control" of the Company as those terms are defined in Treasury Regulation ss.1.409A-3(i)(5): (A) the date of a merger, acquisition, consolidation, sale of assets or other reorganization to which the Company is a party, as a consequence of which members of the Company's Board of Directors in office immediately prior to such transaction constitute less than a majority of the appropriate Board of Directors immediately thereafter; (B) the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation ss.1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; or (C) the date any one person, or more than one person acting as a group (as defined in Treasury Regulation ss.1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company (collectively, a "409A Change of Control").

     (5) All other terms and conditions of the Agreement remain in full force and effect.

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     IN WITNESS WHEREOF, this Amendment shall be effective as of the date first written above.


BIRMINGHAM UTILITIES, INC.


By:   /s/ Betsy Henley-Cohn
    ---------------------------------------
      Name: Betsy Henley-Cohn
      Its: Chairwoman



EXECUTIVE


      /s/ John Tomac
    ---------------------------------------
Name:  John Tomac





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